Exhibit 99.7

           (Text of graph posted to Ashland Inc.'s website concerning
                         Valvoline's premium oil sales)

                    Premium Lubricants (%) Of Branded Volume
                          2000          2001          2002         2003        2004
January                     8.8          9.5          14.2         16.7        20.8
February                    9.6         10.6          14.8         20.2        21.7
March                      11.6         11.4          17.9         19.4        21.8
April                      12.0         11.1          17.2         17.1        22.4
May                        10.9         14.0          16.8         20.5        22.5
June                       11.0         13.6          17.8         21.5        20.9
July                       13.1         13.6          15.9         17.2        21.4
August                     11.9         13.7          17.1         18.7        24.3
September                  11.5         12.8          17.5         19.4        23.3
October                     8.6         13.4          16.5         17.1        22.4
November                   10.3         14.7          17.4         19.5        20.9
December                   10.4         13.6          16.8         22.1        22.2
